Exhibit 10.7

SECOND SUPPLEMENT TO

STOCK PURCHASE AGREEMENT

SUMMIT HOLDINGS, INC. [,]

A COLORADO CORPORATION

THIS SECOND SUPPLEMENT TO STOCK PURCHASE AGREEMENT SUMMIT HOLDINGS, INC. [,] A COLORADO CORPORATION, (hereinafter “First Supplement”) is made and entered into this 5th day of June, 2013, by and between RON [ALD J.] RICHARDSON and JAY [V.] HARALSON (hereinafter jointly “Sellers”) ARMADA WATER ASSETS, INC., a Nevada corporation, authorized to transact business in Colorado, (hereinafter “Buyer”), and SUMMIT HOLDINGS, INC., a Colorado corporation, (hereinafter “Corporation”). Sellers, Buyer and Corporation are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS:

A.          The Parties hereto entered into a Stock Purchase Agreement Summit Holdings, Inc. [,] a Colorado corporation, on June 5, 2013, (hereinafter “Stock Purchase Agreement”).

B.          Pursuant to Section 12.03 of the Stock Purchase Agreement, that agreement may be supplemented in writing and is binding if executed by the parties thereto in writing.

C.          The Parties hereto freely enter into this Second Supplement, full and adequate consideration being acknowledged by each Party by the Parties’s signatures hereto.

NOW, THEREFORE, in consideration of the Stock Purchase Agreement and this Second Supplement hereto, its recitals, terms, conditions, benefits and burdens, the Parties agree as follows:

1.          The Parties agree that Corporation shall deliver a Security Agreement and a UCC Financing Statement with Sellers as creditors securing in second position the assets of Corporation, which Security Agreement and UCC Financing Statement shall remain filed until such time as Buyer is no longer obligated for direct payment to Sellers under the Stock Purchase Agreement or by Promissory Note or at such time as Buyer’s payment obligation to Sellers shall be satisfied by issuance of Series C Preferred Stock or common stock of Buyer.

2.          Sellers agree to subordinate the Security Agreement and UCC Financing Statement to an institutional lender providing financing to Corporation in timely fashion upon request of Corporation to do so.

3.          The Parties shall mutually agree upon the conventional documentation required to be executed to satisfy this requirement on or before June 12, 2013.

4.          This Second Supplement fully incorporates each and every term and condition of the Stock Purchase Agreement and of a First Supplement to Stock Purchase Agreement Summit Holdings, Inc. [,] a Colorado Corporation, of even date herewith, not contrary to the terms and conditions herein contained, as well as all exhibits attached thereto.

5.          The Parties hereto, their representatives, officers, directors, employees and agents of all descriptions shall be bound to the terms and conditions of this Second Supplement.

IN WITNESS WHEREOF, the Parties hereto have set their hands and seals the day and year first above written.

Sellers	Buyer

ARMADA WATER ASSETS, INC.
/s/ Jay [V.] Haralson
Jay [V.] Haralson	By	/s/ Mitch Burroughs
President
/s/ Ron [ald J.] Richardson
Ron [ald J.] Richardson	ATTEST:

/s/ Maarten Propper
CEO

Corporation

SUMMIT HOLDINGS, INC.

By	/s/ Jay V. Haralson
Jay V. Haralson, President

ATTEST:

/s/ Karen Vogel
Karen Vogel, Secretary

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